Supplement To Prospectus Supplement Dated November 27, 2002

(To Prospectus Dated November 27, 2002)

$600,000,000

CWABS MASTER TRUST

(for the Series 2002-H Subtrust)

Issuer

CWABS, INC.

Depositor

Sponsor and Master Servicer

REVOLVING HOME EQUITY LOAN ASSET

BACKED NOTES, SERIES 2002-H

This Supplement updates the Prospectus Supplement dated November 27, 2002 that has been issued with respect to the Revolving Home Equity Loan Asset Backed Notes, Series 2002-H. The original principal amount of the Notes issued was $600,000,000. As of September 15, 2004, the remaining outstanding principal balance of the Notes was $293,319,283.

Annex I to the Prospectus Supplement sets forth certain statistical information about the mortgage loans in the statistical pool as of the statistical pool calculation date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of September 1, 2004.

Pages S-17 and S-20 of the Prospectus Supplement include certain financial information about the Master Servicer’s servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix II to this Supplement updates certain of that information.

Page S-16 of the Prospectus Supplement includes certain financial information of the Note Insurer. Appendix III to this Supplement updates certain of that information. Additionally, Appendix III updates the information set forth on page S-59 of the Prospectus Supplement under the heading “Experts.”

Appendix IV to this Supplement contains the September 2004 monthly statement that has been furnished to Noteholders of record on the most recent payment date.

This Supplement also updates the “Method of Distribution” section, on page S-58 in the Prospectus Supplement, as described on the next page.

Countrywide Securities Corporation

The date of this Supplement is September 28, 2004

Method of Distribution

Subject to the terms of the underwriting agreement between the depositor and Countrywide Securities Corporation (the “Underwriter”) and a terms agreement, dated September 28, 2004, between the depositor and the Underwriter, the depositor has agreed to sell to the Underwriter on September 30, 2004, and the Underwriter has agreed to purchase, $600,000,000 of notes. The notes being offered pursuant to the terms agreement are referred to as the “Offered Notes.” Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $293,844,891 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $475,000.

Distribution of the Offered Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by the Underwriter that it intends to make a market in the Offered Notes purchased by it but the Underwriter has no obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

The Underwriter is an affiliate of the depositor, the sponsor, and the master servicer.

The depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

References in this Supplement to the principal balances of the Offered Notes reflect the principal balances of the Offered Notes as of November 27, 2002 and do not take account of any principal distributions on the Offered Notes since that date.

This Supplement does not contain complete information about the Offered Notes. Additional information is contained in the Prospectus Supplement dated November 27, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated November 27, 2002. You are urged to read this Supplement, the Prospectus Supplement, and the Prospectus in full.

Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2002-H on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor, and master servicer or the Underwriter, and none of those parties makes any representation as to the accuracy or completeness of that information.

Appendix I - Statistical Information (as of September 1, 2004) about the Mortgage Loans

The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of September 1, 2004.

Principal Balances

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.00	1,853	$0	0.00%	$0	N/A	N/A	N/A	N/A
0.01 - 10,000.00	1,398	8,561,845	2.92	6,124	5.837%	277.98	732	80.7%
10,000.01 - 20,000.00	3,023	46,039,847	15.72	15,230	6.226	277.62	720	85.6
20,000.01 - 30,000.00	2,302	57,488,694	19.63	24,973	6.391	276.74	717	87.6
30,000.01 - 40,000.00	1,114	38,843,015	13.26	34,868	6.203	276.12	717	85.8
40,000.01 - 50,000.00	688	31,124,575	10.63	45,239	6.009	276.91	719	83.3
50,000.01 - 60,000.00	289	15,960,869	5.45	55,228	6.096	276.07	716	84.8
60,000.01 - 70,000.00	198	12,943,520	4.42	65,371	5.818	276.17	718	81.1
70,000.01 - 80,000.00	147	11,039,524	3.77	75,099	5.756	276.95	722	78.6
80,000.01 - 90,000.00	112	9,535,793	3.26	85,141	5.639	277.62	724	79.6
90,000.01 - 100,000.00	144	13,833,865	4.72	96,069	5.655	277.72	706	76.9
100,000.01 - 125,000.00	83	9,293,027	3.17	111,964	5.518	278.54	720	75.0
125,000.01 - 150,000.00	75	10,453,846	3.57	139,385	5.315	278.66	714	71.7
150,000.01 - 175,000.00	28	4,548,134	1.55	162,433	4.770	278.50	730	77.1
175,000.01 - 200,000.00	28	5,342,504	1.82	190,804	4.920	278.61	730	70.3
200,000.01 - 225,000.00	8	1,692,936	0.58	211,617	5.035	278.76	730	74.3
225,000.01 - 250,000.00	8	1,958,057	0.67	244,757	5.228	278.62	707	77.3
250,000.01 - 275,000.00	6	1,591,975	0.54	265,329	4.819	278.68	754	67.2
275,000.01 - 300,000.00	17	4,946,992	1.69	291,000	4.573	278.65	725	68.4
300,000.01 - 325,000.00	5	1,564,986	0.53	312,997	4.800	278.40	691	63.6
325,000.01 - 350,000.00	2	681,488	0.23	340,744	4.625	278.00	729	71.7
350,000.01 - 375,000.00	1	373,406	0.13	373,406	4.625	279.00	747	80.0
375,000.01 - 400,000.00	3	1,160,604	0.40	386,868	4.461	278.33	704	65.9
425,000.01 - 450,000.00	1	425,982	0.15	425,982	4.250	278.00	726	69.2
450,000.01 - 475,000.00	2	946,394	0.32	473,197	4.437	279.00	721	71.3
475,000.01 - 500,000.00	4	1,989,280	0.68	497,320	4.376	278.75	721	76.9
575,000.01 - 600,000.00	1	585,900	0.20	585,900	4.250	278.00	799	90.0

Total	11,540	$292,927,056	100.00%

As of September 1, 2004, the average principal balance of the Mortgage Loans was approximately $25,384.

Loan Programs

Description of Loan Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
5 Yr Draw, 5 Yr Repay	21	$329,151	0.11%	$15,674	6.829%	98.51	713	88.7%
5 Yr Draw, 10 Yr Repay	97	3,036,050	1.04	31,299	7.715	158.71	703	96.9
10 Yr Draw, 15 Yr Repay	11,383	288,599,047	98.52	25,354	5.916	278.62	719	82.3
15 Yr Draw, 10 Yr Repay	39	$962,808	0.33	24,687	5.982	278.60	727	78.2

Total	11,540	$292,927,056	100.00%

Loan Rates

Range of Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 3.000	1	$154,469	0.05%	$154,469	2.875%	279.00	743	100.0%
3.501 - 4.000	4	0	0.00	0	N/A	N/A	N/A	N/A
4.001 - 4.500	1,788	53,595,991	18.30	29,975	4.288	278.55	743	63.7
4.501 - 5.000	1,370	46,584,904	15.90	34,004	4.691	278.48	726	73.5
5.001 - 5.500	466	12,617,018	4.31	27,075	5.342	277.86	685	70.8
5.501 - 6.000	399	8,113,972	2.77	20,336	5.842	278.07	715	73.1
6.001 - 6.500	3,550	68,903,747	23.52	19,410	6.246	278.50	723	88.2
6.501 - 7.000	1,929	51,946,822	17.73	26,929	6.756	277.78	733	95.1
7.001 - 7.500	799	17,250,572	5.89	21,590	7.277	272.02	671	89.7
7.501 - 8.000	1,029	28,621,870	9.77	27,815	7.766	274.16	683	96.3
8.001 - 8.500	77	1,770,151	0.60	22,989	8.312	255.96	675	93.0
8.501 - 9.000	89	2,126,122	0.73	23,889	8.841	256.76	676	97.0
9.001 - 9.500	16	372,095	0.13	23,256	9.184	223.83	666	97.6
9.501 - 10.000	1	13,470	(1)	13,470	9.625	278.00	666	100.0
10.001 - 10.500	15	558,874	0.19	37,258	10.375	278.11	619	77.7
10.501 - 11.000	7	296,979	0.10	42,426	10.625	278.46	594	73.6

Total	11,540	$292,927,056	100.00%

As of September 1, 2004, the weighted average loan rate on the Mortgage Loans was approximately 5.936%.

Months Remaining to Scheduled Maturity

Range of Months Remaining to Scheduled Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
97 – 108	21	$329,151	0.11%	$15,674	6.829%	98.51	713	88.7%
157 – 168	97	3,036,050	1.04	31,299	7.715	158.71	703	96.9
277 – 288	11,422	289,561,855	98.85	25,351	5.916	278.62	719	82.3

Total	11,540	$292,927,056	100.00%

As of September 1, 2004, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 277.

The above table assumes that the draw period for the Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 - 10.00	8	$236,891	0.08%	$29,611	4.972%	278.07	714	6.8%
10.01 - 20.00	23	524,552	0.18	22,807	4.747	278.42	707	15.9
20.01 - 30.00	62	2,612,256	0.89	42,133	4.548	278.63	755	25.6
30.01 - 40.00	140	4,007,106	1.37	28,622	4.763	277.05	745	35.4
40.01 - 50.00	290	6,682,462	2.28	23,043	4.559	278.54	730	45.9
50.01 - 60.00	542	16,169,554	5.52	29,833	4.734	278.02	732	55.6
60.01 - 70.00	1,181	32,051,883	10.94	27,140	4.621	278.57	728	66.9
70.01 - 80.00	1,665	50,582,421	17.27	30,380	4.922	278.41	720	77.4
80.01 - 90.00	4,646	98,632,039	33.67	21,229	6.305	278.51	713	88.7
90.01 - 100.00	2,983	81,427,893	27.80	27,297	7.101	273.90	716	97.1

Total	11,540	$292,927,056	100.00%

As of September 1, 2004, the weighted average combined loan-to-value ratio of the Mortgage Loans was approximately 82.41%.

The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Alabama	177	$3,390,563	1.16%	19,156	6.524%	278.56	720	89.0%
Arizona	355	6,724,704	2.30	18,943	6.286	278.63	717	85.4
Arkansas	13	368,360	0.13	$28,335	5.990	278.69	698	85.2
California	2,241	78,412,302	26.77	34,990	5.429	278.48	723	77.2
Colorado	507	16,542,454	5.65	32,628	5.763	278.73	723	81.6
Connecticut	108	3,632,445	1.24	33,634	5.732	278.46	718	76.2
Delaware	24	684,039	0.23	28,502	6.575	278.67	700	82.0
District of Columbia	6	128,357	0.04	21,393	5.654	278.57	714	82.7
Florida	679	15,461,783	5.28	22,771	6.286	272.27	714	85.8
Georgia	422	12,980,050	4.43	30,758	6.368	258.67	709	87.1
Hawaii	81	3,007,148	1.03	37,125	5.503	278.58	738	76.9
Idaho	159	3,695,973	1.26	23,245	6.175	278.71	722	82.5
Illinois	418	8,677,313	2.96	20,759	6.108	278.66	712	84.9
Indiana	229	4,827,335	1.65	21,080	6.075	278.72	712	84.3
Iowa	88	1,388,215	0.47	15,775	6.879	278.64	714	93.9
Kansas	129	2,517,354	0.86	19,514	6.571	278.55	722	90.4
Kentucky	116	2,833,978	0.97	24,431	6.305	278.73	710	89.7
Louisiana	107	1,948,855	0.67	18,214	6.667	278.61	713	88.5
Maine	27	615,254	0.21	22,787	6.223	278.90	721	82.8
Maryland	205	4,295,443	1.47	20,953	6.090	278.65	719	82.2
Massachusetts	270	7,125,862	2.43	26,392	5.365	278.61	725	74.7
Michigan	541	11,766,542	4.02	21,750	6.049	278.70	720	86.0
Minnesota	157	3,656,512	1.25	23,290	6.123	278.71	717	83.1
Mississippi	31	607,689	0.21	19,603	6.640	278.71	700	89.9
Missouri	231	4,648,848	1.59	20,125	6.321	278.74	712	85.8
Montana	49	1,052,319	0.36	21,476	5.757	278.50	712	80.4
Nebraska	26	510,601	0.17	19,639	6.286	278.55	723	87.9
Nevada	174	3,850,903	1.31	22,132	6.071	278.49	719	86.8
New Hampshire	60	1,379,952	0.47	22,999	6.055	278.61	715	80.8
New Jersey	332	8,861,856	3.03	26,692	5.642	278.64	722	76.1
New Mexico	87	2,255,247	0.77	25,922	5.994	278.54	716	84.4
New York	334	10,727,332	3.66	32,118	5.865	278.56	719	80.1
North Carolina	392	7,412,617	2.53	18,910	6.670	278.63	718	91.6
North Dakota	9	104,299	0.04	11,589	6.224	278.72	710	85.9
Ohio	491	8,841,176	3.02	18,006	6.407	278.63	714	88.9
Oklahoma	109	2,353,997	0.80	21,596	6.336	278.67	708	86.5
Oregon	166	3,693,720	1.26	22,251	6.288	278.56	721	87.6
Pennsylvania	424	8,364,473	2.86	19,728	5.948	278.64	717	83.3
Rhode Island	30	584,626	0.20	19,488	5.269	278.56	738	71.8
South Carolina	131	2,585,518	0.88	19,737	6.576	278.62	720	90.6
South Dakota	16	325,996	0.11	20,375	6.798	278.91	717	89.6
Tennessee	221	3,971,087	1.36	17,969	6.592	278.57	713	90.1
Utah	229	5,077,122	1.73	22,171	6.198	278.71	718	84.6
Vermont	2	13,913	(1)	6,957	6.500	278.00	693	90.0
Virginia	261	6,011,228	2.05	23,032	6.205	278.65	717	83.0
Washington	398	9,619,375	3.28	24,169	6.217	278.57	719	85.3
West Virginia	24	515,893	0.18	21,496	6.169	163.84	704	86.5
Wisconsin	228	4,264,588	1.46	18,704	6.105	278.66	721	84.6
Wyoming	26	611,842	0.21	23,532	4.894	278.64	735	69.0

Total	11,540	$292,927,056	100.00%

(1)	Less than 0.01%

Credit Bureau Risk Scores for the Mortgage Loans

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
841 – 850	3	$105,274	0.04%	$35,091	5.020%	278.00	999	80.6%
821 – 840	2	20,109	0.01	10,055	6.750	279.00	827	95.0
801 – 820	171	2,627,148	0.90	15,363	5.280	278.41	806	75.5
781 – 800	1,116	20,465,425	6.99	18,338	5.179	278.01	789	76.0
761 – 780	1,597	34,412,349	11.75	21,548	5.411	278.10	770	77.3
741 – 760	1,697	39,859,825	13.61	23,488	5.644	276.66	750	81.5
721 – 740	1,726	42,807,445	14.61	24,802	5.786	277.66	730	83.4
701 – 720	1,792	50,796,352	17.34	28,346	5.803	277.28	710	83.9
681 – 700	1,456	41,791,371	14.27	28,703	6.263	277.30	692	84.6
661 – 680	1,141	35,649,815	12.17	31,244	6.635	275.61	671	87.1
641 – 660	499	14,058,920	4.80	28,174	6.720	275.75	652	82.7
621 – 640	304	8,870,860	3.03	29,180	6.801	278.31	631	82.0
601 – 620	31	1,255,178	0.43	40,490	7.461	278.29	616	76.0
581 – 600	5	206,983	0.07	41,397	10.625	278.65	588	70.5

Total	11,540	$292,927,056	100.00%

As of September 1, 2004 the weighted average credit bureau risk score of the Mortgage Loans was approximately 719.

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Single Family	8,978	$225,727,059	77.06%	$25,142	5.930%	277.82	718	81.9%
Planned Unit Development (PUD)	1,706	48,311,543	16.49	28,319	5.922	274.01	721	84.0
Low-rise Condominium	749	15,181,296	5.18	20,269	6.144	277.23	724	85.6
2-4 Units	107	3,707,159	1.27	34,646	5.617	278.46	719	81.2

Total	11,540	$292,927,056	100.00%

Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 0.000	1,564	$44,878,221	15.32%	$28,695	4.259%	278.53	751	64.5%
0.001 - 0.250	216	8,988,078	3.07	41,611	4.493	278.64	702	61.6
0.251 - 0.500	1,294	41,941,665	14.32	32,412	4.678	278.49	728	74.4
0.501 - 0.750	60	3,871,437	1.32	64,524	4.931	278.48	713	62.9
0.751 - 1.000	78	4,294,427	1.47	55,057	5.163	278.68	714	74.3
1.001 - 1.250	387	8,130,678	2.78	21,010	5.391	277.47	669	68.3
1.251 - 1.500	196	3,485,961	1.19	17,786	5.707	278.70	717	74.6
1.501 - 1.750	188	4,561,719	1.56	24,264	5.939	277.56	714	71.5
1.751 - 2.000	2,578	45,741,642	15.62	17,743	6.127	278.50	738	88.2
2.001 - 2.250	971	22,874,832	7.81	23,558	6.467	278.66	692	88.2
2.251 - 2.500	1,809	47,814,552	16.32	26,431	6.721	277.70	736	95.6
2.501 - 2.750	120	4,379,681	1.50	36,497	6.957	278.70	703	89.6
2.751 - 3.000	697	15,232,703	5.20	21,855	7.195	272.14	667	89.1
3.001 - 3.250	123	2,564,072	0.88	20,846	7.452	271.19	697	91.3
3.251 - 3.500	868	25,190,784	8.60	29,022	7.728	273.83	679	96.6
3.501 - 3.750	181	3,791,418	1.29	20,947	7.777	276.78	716	94.0
3.751 - 4.000	40	1,062,667	0.36	26,567	8.057	243.07	684	92.4
4.001 - 4.250	42	754,311	0.26	17,960	8.291	275.46	660	92.4
4.251 - 4.500	29	743,817	0.25	25,649	8.737	222.88	671	95.3
4.501 - 4.750	59	1,361,515	0.46	23,077	8.897	274.93	679	98.0
4.751 - 5.000	17	393,555	0.13	23,150	9.078	226.84	667	97.7
5.251 - 5.500	1	13,470	(1)	13,470	9.625	278.00	666	100.0
6.001 - 6.250	15	558,874	0.19	37,258	10.375	278.11	619	77.7
6.251 - 6.500	7	296,979	0.10	42,426	10.625	278.46	594	73.6

Total	11,540	$292,927,056	100.00

(1)	Less than 0.01%

As of September 1, 2004, the weighted average gross margin of the Mortgage Loans was approximately 1.696%.

The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates

Range of Credit Limit Utilization Rates(%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 0.00	1,870	$157	(1)	$0	5.954%	278.61	726	77.6%
0.01 - 10.00	208	513,617	0.18%	2,469	4.872	278.58	751	68.6
10.01 - 20.00	216	1,712,984	0.58	7,930	5.058	276.71	755	69.7
20.01 - 30.00	254	3,136,438	1.07	12,348	5.115	277.00	743	71.9
30.01 - 40.00	261	3,691,875	1.26	14,145	5.109	278.45	743	70.9
40.01 - 50.00	362	7,293,755	2.49	20,148	5.060	277.90	740	73.2
50.01 - 60.00	372	9,366,329	3.20	25,178	5.142	278.66	742	74.3
60.01 - 70.00	464	12,605,904	4.30	27,168	5.192	278.18	741	73.4
70.01 - 80.00	585	16,004,664	5.46	27,358	5.438	277.77	738	76.1
80.01 - 90.00	1,129	32,869,211	11.22	29,114	5.708	275.80	729	79.7
90.01 - 100.00	5,819	205,732,123	70.23	35,355	6.161	277.17	712	85.1

Total	11,540	$292,927,056	100.00%

(1)	Less than 0.01%

As of September 1, 2004, the average credit limit utilization rate of the Mortgage Loans was approximately 68.91%.

Maximum Loan Rates

Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
16.000	393	$7,462,608	2.55%	$18,989	6.665%	278.63	718	91.4%
17.000	679	15,461,783	5.28	22,771	6.286	272.27	714	85.8
18.000	10,446	269,146,812	91.88	25,766	5.881	277.41	720	82.0
21.000	22	855,853	0.29	38,902	10.462	278.23	610	76.3

Total	11,540	$292,927,056	100.00%

As of September 1, 2004, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.905%.

Credit Limits

Range of Credit Limits ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 - 10,000.00	601	$3,172,471	1.08%	$5,279	6.217%	277.80	715	83.9%
10,000.01 - 20,000.00	3,390	37,446,420	12.78	11,046	6.350	277.82	717	87.0
20,000.01 - 30,000.00	3,004	55,863,945	19.07	18,597	6.455	277.01	716	88.2
30,000.01 - 40,000.00	1,470	37,490,625	12.80	25,504	6.313	275.98	717	87.4
40,000.01 - 50,000.00	1,222	35,853,599	12.24	29,340	5.875	276.82	723	81.4
50,000.01 - 60,000.00	391	16,070,324	5.49	41,101	6.286	276.53	713	87.2
60,000.01 - 70,000.00	252	11,965,448	4.08	47,482	6.016	275.65	715	84.3
70,000.01 - 80,000.00	231	11,484,843	3.92	49,718	5.768	275.64	721	80.3
80,000.01 - 90,000.00	136	8,181,094	2.79	60,155	6.026	278.60	716	83.2
90,000.01 - 100,000.00	376	21,318,144	7.28	56,697	5.397	277.16	719	73.3
100,000.01 - 125,000.00	98	7,861,949	2.68	80,224	5.488	278.54	719	77.2
125,000.01 - 150,000.00	172	14,260,594	4.87	82,910	5.284	278.48	720	71.9
150,000.01 - 175,000.00	24	2,858,892	0.98	119,120	4.917	278.46	726	80.8
175,000.01 - 200,000.00	59	7,169,978	2.45	121,525	4.908	278.59	732	70.3
200,000.01 - 225,000.00	16	1,977,585	0.68	123,599	5.222	278.60	720	75.4
225,000.01 - 250,000.00	20	2,760,647	0.94	138,032	4.849	278.56	723	68.8
250,000.01 - 275,000.00	7	1,133,136	0.39	161,877	4.830	278.78	774	69.7
275,000.01 - 300,000.00	32	6,285,590	2.15	196,425	4.655	278.63	727	67.9
300,000.01 - 325,000.00	7	1,541,517	0.53	220,217	4.880	278.39	689	66.4
325,000.01 - 350,000.00	5	688,963	0.24	137,793	4.621	278.01	730	71.6
350,000.01 - 375,000.00	1	248,150	0.08	248,150	4.625	279.00	797	79.7
375,000.01 - 400,000.00	6	1,599,974	0.55	266,662	4.366	278.51	721	75.7
425,000.01 - 450,000.00	2	809,285	0.28	404,643	4.368	278.47	711	58.8
450,000.01 - 475,000.00	3	1,067,955	0.36	355,985	4.416	278.89	719	71.2
475,000.01 - 500,000.00	12	3,230,028	1.10	269,169	4.327	278.74	735	72.3
575,000.01 - 600,000.00	1	585,900	0.20	585,900	4.250	278.00	799	90.0
775,000.01 - 800,000.00	1	0	0.00	0	N/A	N/A	N/A	N/A
975,000.01 - 1,000,000.00	1	0	0.00	0	N/A	N/A	N/A	N/A

Total	11,540	$292,927,056	100.00%

As of September 1, 2004, the average credit limit of the Mortgage Loans was approximately $37,991.

Lien Priority

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
First Liens	203	$18,999,530	6.49%	$93,594	5.008%	278.47	719	67.7%
Second Liens	11,337	273,927,527	93.51	24,162	6.000	277.08	719	83.4

Total	11,540	$292,927,056	100.00%

Delinquency Status

Number of Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Current	11,437	$289,145,496	98.71%	$25,282	5.924%	277.20	719	82.3%
30 - 59 Days	51	1,780,304	0.61	34,908	6.767	272.76	669	84.3
60 - 89 Days	15	424,218	0.14	28,281	6.307	269.64	687	90.3
90+ Days	37	1,577,039	0.54	42,623	7.149	278.61	690	91.7

Total	11,540	$292,927,056	100.00%

Origination Year

Year of Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
2002	11,540	$292,927,056	100.00%	$25,384	5.936%	277.17	719	82.4%

Total	11,540	$292,927,056	100.00%

Appendix II - Certain Financial Information About the Master Servicer’s Servicing Portfolio and

Mortgage Loan Delinquency and Foreclosure Experience

As of June 30, 2004 Countrywide provided servicing for approximately $726.227 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. As of June 30, 2004 Countrywide provided servicing for approximately $26.738 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Delinquency and Foreclosure Experience

	As of December 31, 2002		As of December 31, 2003		As of June 30, 2004
	Principal Balance	Percentage	Principal Balance	Percentage	Principal Balance	Percentage
Total Portfolio	$10,640,766,181.58	—	$18,965,891,972.70	—	$26,631,284,196.44	—
Delinquency percentage
30-59 Days	$42,864,688.91	0.40%	$61,283,288.31	0.32%	$64,783,653.30	0.24%
60-89 Days	10,661,957.76	0.10	15,962,355.26	0.08	21,551,866.31	0.08
90+ Days	19,421,702.11	0.18	37,736,971.30	0.20	41,230,217.23	0.15

Sub-Total	$72,948,348.78	0.69%	$114,982,614.87	0.61%	$127,565,736.84	0.48%
Foreclosure Rate	$6,603,778.76	0.06%	$4,984,448.78	0.03%	$7,340,123.37	0.03%
Bankruptcy Rate	$43,053,210.55	0.40%	$41,137,908.75	0.22%	$39,166,710.18	0.15%

Appendix III - Financial Information of the Note Insurer

The Note Insurer

Financial Guaranty Insurance Company (the “Note Insurer”), a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, a Delaware corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Note Insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of The Blackstone Group L.P. (“Blackstone”), affiliates of The Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”) acquired FGIC Corporation (the “FGIC Acquisition”) from a subsidiary of General Electric Capital Corporation (“GE Capital”). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation’s common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation’s convertible participating preferred stock and approximately 5% of FGIC Corporation’s common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

The Note Insurer is subject to the insurance laws and regulations of the State of New York, where the Note Insurer is domiciled, including Article 69 of the New York Insurance Law (“Article 69”), a comprehensive financial guaranty insurance statute. The Note Insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles (“SAP”) and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and certain related lines.

For the six months ended June 30, 2004, and the years ended December 31, 2003 and December 31, 2002, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $27.1 billion, $42.4 billion, and $47.9 billion par value of securities, respectively (of which approximately 60%, 79% and 81%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $162.9 million, $260.3 million and $232.6 million, respectively. For the six months ended June 30, 2004, the Note Insurer had reinsured, through facultative arrangements, approximately 0.3% of the risks it had written.

Capitalization

The following table sets forth the capitalization of the Note Insurer as of December 31, 2002, December 31, 2003 and June 30, 2004 respectively, on the basis of generally accepted accounting principles (“GAAP”). The June 30, 2004 and December 31, 2003 balances reflect the establishment of a new basis in the assets and the liabilities of the Note Insurer resulting from the FGIC Acquisition and the application of purchase accounting. The December 31, 2002 balances are based upon the historical basis of the Note Insurer’s assets and liabilities.

Financial Guaranty Insurance Company

CAPITALIZATION TABLE

(Dollars in Millions)

			(unaudited)
	December 31, 2002	December 31, 2003	June 30, 2004
Unearned Premiums	$684	$919	$988
Other Liabilities	255	86	83
Stockholder’s Equity
Common Stock	15	15	15
Additional Paid-in Capital	384	1,858	1,858
Accumulated Other Comprehensive Income	49	2	(46)
Retained Earnings	1,741	94	181

Total Stockholder’s Equity	2,189	1,969	2,008

Total Liabilities and Stockholder’s Equity	$3,128	$2,974	$3,079

The audited financial statements of the Note Insurer as of December 31, 2002 and 2003 and for each of the years in the three-year period ended December 31, 2003, which are included as Exhibit 99.1, and the unaudited financial statements of the Note Insurer as of June 30, 2004, December 31, 2003 and for the three and six months ended June 30, 2004 and 2003, which are included as Exhibit 99.2, in each case, to the Current Report on Form 8-K filed by the Issuer on August 26, 2004 (SEC file number 333-91565) in connection with the registration statement to which this prospectus supplement relates, are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading “The Note Insurer” or in such Exhibit 99.1, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Note Insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the Note Insurer (if any) included in the documents filed by the Issuer with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

Copies of the Note Insurer’s GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Note Insurer’s telephone number is (212) 312-3000.

Neither the Note Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, this supplement, the prospectus supplement or the prospectus or any information or disclosure that is provided to potential purchasers of the notes, or omitted from such disclosure, other than with respect to the accuracy of information in the prospectus supplement regarding the Note Insurer and the Policy set forth under the headings “The Note Insurer” and “Description of the Policy” in the prospectus supplement as updated by the information under the heading “The Note Insurer” in this Appendix III. In addition, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

Experts

The predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002, have been included in the Form 8-K of the depositor, which is incorporated by reference in the registration statement to which this prospectus supplement relates in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference therein, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Financial Guaranty Insurance Company as of December 31, 2003 and for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which is incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Appendix IV – September 2004 Monthly Statement

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-H

Distribution Date: September 15, 2004

Class	Original Note Principal Balance	Beginning Note Principal Balance	Principal Distribution	Interest Distribution	Note Distribution Amount	Investor Loss Amount	Ending Note Principal Balance
Note	600,000,000.00	$302,499,904.77	$9,180,620.93	$504,166.51	$9,684,787.44	$0.00	$293,319,283.84
TOTAL	$600,000,000.00	$302,499,904.77	$9,180,620.93	$504,166.51	$9,684,787.44	$0.00	$293,319,283.84

AMOUNTS PER $1,000 UNIT

Class	CUSIP	Beginning Note Principal Balance	Principal Distribution	Interest Distribution	Note Distribution Amount	Ending Note Principal Balance
Note	126671TX4	504.16650795	15.30103488	0.84027752	16.14131240	488.6547307

Rates

Class	Note
Note	2.000000%

Investor Note Rates based on a LIBOR of: 1.60000%

PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

Steven E Charles

JPMorgan Chase Bank

227 W. Monroe St.

Chicago, IL 60606

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-H

Distribution Date: September 15, 2004

Information pursuant to Section 4.04 of the

Sale and Servicing Agreement dated November 27, 2002

(i)	Investor Floating Allocation Percentage	99.03332%
(ii)	Investor Distribution Amount	9,684,787.44
(iii)	Note Interest	504,166.51
	Note Interest not payable, due to insufficient Investor Interest Collections	0.00
(iv)	Unpaid Investor Interest Shortfall	0.00
	Per $1000 of Original Investor Principal Balance	0.0000000
(v)	Remaining Unpaid Investor Interest Shortfall	0.00
	Per $1000 of Original Investor Principal Balance	0.0000000
(vi), (vii)	Principal Distributed
	Investor Loss Amount paid as principal	17,994.08
	Investor Loss Reduction Amounts paid as principal	0.00
	Accelerated Principal Distribution Amount	0.00
	Scheduled Principal Collections Payment Amount	9,162,626.85
	Guaranteed Principal Distribution Amount	0.00

	Total Principal Distributed	9,180,620.93
(viii)	Unreimbursed Investor Loss Reduction Amounts	0.00
	Per $1000 of Original Investor Principal Balance	0.0000000
(ix)	Basis Risk Carryforward Distributed	0.00
(x)	Basis Risk Carryforward Remaining	0.00
(xi)	Servicing Fee	127,271.94
	Accrued and Unpaid Servicing Fees from Prior Periods	0.00
(xii)	Note Principal Balance (before distributions)	302,499,904.77
	Note Principal Balance (after distributions)	293,319,283.84
	Investor Note Principal Balance (after distributions)	293,319,283.84
	Note Factor	0.48886555
(xiii)	Asset Balance of Mortgage Loans	296,271,864.01
(xiv)	Credit Enhancement Draw Amount	0.00

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-H

Distribution Date: September 15, 2004

		Count	Balance	% of Group Bal
	30-59 days	49	1,754,062.52	0.592045%
	60-89 days	16	433,639.94	0.146366%
	90 or more days	37	1,327,647.67	0.448118%
	Total	102	3,515,350.13	1.186529%

* Note: The above statistics do not include loans in foreclosure proceedings or REO properties.

		Count	Balance	% of Group Bal
	Bankruptcy	47	1,412,039.21	0.476603%

* Note: Bankruptcy Loans are also included in Delinquencies

(xvi)	Foreclosure and REO Information

		Count	Balance	% of Group Bal
	Foreclosure	5	270,903.91	0.091438%
	REO	2	79,975.00	0.026994%
	Total	7	350,878.91	0.118431%
(xvii)	Optional Servicer Advances (Current Collection Period)			0.00
	Optional Servicer Advances (Outstanding)			0.00
(xviii)	Note Rate			2.000000%
(xix)	Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06 Count			0
	Principal Balance			0.00
(xx)	Subordinated Transferor Collections			2,952,755.81
(xxi)	Overcollateralization Step-Down Amount			0.00
(xxii)	Available Transferor Subordinated Amount			2,952,755.81
	Required Transferor Subordinated Amount			2,952,755.81
	Interest Collections (non-Investor)			13,148.14
	Transferor Principal Collections			5,042,447.56
(xxiii)	Mortgage Loans for which the Mortgage Loan File was not delivered to the Indenture Trustee within 30 days of the Closing Date		Number		0
			Balance		0.00

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2003-A

Distribution Date: September 15, 2004

Other information

Transferor Principal Balance (Beginning)	2,952,755.81
Transferor Principal Balance (Ending)	2,952,755.81
Investor Fixed Allocation Percentage	99.50%
Mortgage Loans Payment Summary
Interest Received	1,487,402.56
Net Liquidation Proceeds (Allocable to Interest)	0.00
Insurance Proceeds (Allocable to Interest)	0.00
Servicer Optional Advance (Allocable to Interest)	0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)	0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)	0.00
Residual Advance	0.00

Total Interest	1,487,402.56
Investor Interest Collections	1,346,982.48
Beginning Balance	305,452,660.58
Principal Collections	14,205,074.41
Net Liquidation Proceeds (Alloc. to Principal)	0.00
Insurance Proceeds (Alloc. to Principal)	0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)	0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)	0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06	0.00
Transfer Deposit Amount per Sect. 2.02 (a)	0.00

Total Principal	14,205,074.41
Additional Balances	5,042,447.56
Ending Principal Balance	296,271,864.01
Total Collections	15,565,205.03
Alternative Principal Payment	9,162,626.85
Loans Average Daily Balance	305,741,090.37
Weighted Average Loan Rate	5.9599%
Weighted Average Net Loan Rate	4.8299%
Maximum Rate	4.7637%
Excess Interest	793,045.63

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2003-A

Distribution Date: September 15, 2004

		Current	Cumulative	% of Initial
Loan Modification Summary
Loans with Senior Lien Balance Modification (CLTV<80%)		40,000.00	4,958,308.68	0.84%
Loans with Senior Lien Balance Modification (CLTV>80%)		0.00	9,724,211.41	1.65%
Loans with Credit Limit Modification		566,350.00	10,512,620.00	1.78%
Loans with Gross Margin Modification		48,000.00	4,990,311.71	0.85%
Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment Shortfall		0.00
FGIC Surety Bond in force?	YES
Credit Enhancement Draw Amount		0.00
Guaranteed Principal Payment Amount		0.00
Guaranteed Distribution		504,166.51
Credit Enhancement Premium		31,776.26
Ending O/C Amount		0.00
Ending O/C Amount (% of Original Pool Balance)		0.00
Has a Cumulative Loss Test Violation Occurred?	NO
Liquidation Loss Amount (Current Period)		18,169.72
Liquidation Loss Amount (Cumulative)		621,042.76
Rolling Six Month Delinquency Rate		0.6129%
Spread Rate		2.8299%
Excess Spread Rate		2.8240%
Rolling three month Excess Spread Percentage		2.8616%
Required Subordinated Percentage		0.5000%
Balance used for Required Subordinated Amount Initial Balance
Initial Subordinated Amount		(9,448,837.67)
Can Required Transferor Subordinated Amount be Reduced?		NO
Has a Rapid Amortization Event occurred?		NO
Cause of Rapid Amortization Event		NA
Has an Event of Servicing Termination occurred?		NO
Cause of Event of Servicing Termination		NA

RECONCILIATION REPORT

		ISSUE DATE:	27-Nov-02
DEAL NAME:	COUNTRYWIDE HOME LOANS, INC.	DISTRIBUTION DATE:	15-Sep-04
	Revolving Home Equity Loan Asset Backed Notes,	DETERMINATION DATE	12-Sep-04
	Series 2002-H	RUN DATE:	13-Sep-04
10:10:16 AM

I. CASH RECONCILIATION

Total
A. Cash Available for Distribution
Net Collections Interest Collections - per Servicer Report	$1,360,130.42
Principal Collections - per Servicer Report	$14,205,074.41
Residual Advance	$0.00
Cash Released from Additional Loan Account	$0.00
Insured Payment	$0.00

Total Deposit to Collection Account	$15,565,205.03

II. DISTRIBUTION SUMMARY AND RECONCILIATION

A. Amounts Distributed:

Section 5.01

Premium to Credit Enhancer	$31,776.26
Fannie Mae Guarantee Fee	$0.00
Investor Note Interest and Unpaid Investor Note Interest	$504,166.51
Unreimbursed Credit Enhancement Draw Amounts	$0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03	$0.00
Basis Risk Carryforward	$0.00
Class A Investor Note Principal Distributed	$9,180,620.93
Transferor Interest Distributed	$806,193.77
Transferor Principal Distributed	$5,042,447.56

Total Distributions	$15,565,205.03

Difference (Remains in Collections Account)	0.00

Balance Reconciliation
Loan Group Beginning Balance	$305,452,660.58
Loan Group Ending Balance	$296,271,864.01

Change in Balance	$9,180,796.57
Principal Collections	$14,205,074.41
Liquidation Loss Amount	$18,169.72
Additional Balances	$5,042,447.56

Balance Check	$0.00

$600,000,000

(Approximate)

CWABS Master Trust

(for the Series 2002-H Subtrust)

Issuer

CWABS, Inc.

Depositor

Sponsor and Master Servicer

Revolving Home Equity Loan

Asset Backed Notes, Series 2002-H

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2002-H Revolving Home Equity Loan Asset Backed Notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2002-H Revolving Home Equity Loan Asset Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-H Revolving Home Equity Loan Asset Backed Notes will be required to deliver supplement, a prospectus supplement and prospectus until 90 days after the date of the supplement.

November 27, 2002